UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2007

HEALTH SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-24681	82-1513245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 N. Reo Street, Suite 300,
Tampa, Florida	33609
(Address of principal executive offices)	(Zip Code)

(813) 282-3303
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

Effective August 17, 2007, we entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Agreement”) with Stanford International Bank Ltd. (“SIBL”), whereby SIBL has agreed to acquire 1,425,000 shares of our Series D $2.00 Preferred Stock (the “Preferred Stock”), together with five-year warrants to purchase 213,750 shares of our Common Stock at an exercise price of $0.001 per share (the “Warrants”). Each share of Preferred Stock is initially convertible into one-half share of our common stock. SIBL agreed to pay $2.00 per share of Preferred Stock acquired, and the Warrants were issued for no additional consideration. The proceeds from the sale of the Preferred Stock pursuant to the Preferred Stock Agreement are to be used by us for acquisitions and working capital, subject to SIBL’s approval of each transaction in its sole discretion; provided, however, that SIBL will not have discretion to reject sales of up to an aggregate of 250,000 shares of Preferred Stock following the initial transaction. In addition, under the Preferred Stock Agreement, SIBL has an option to buy all of the Preferred Stock and accompanying Warrants covered by the Preferred Stock Agreement at a price of $2.00 per share of Preferred Stock.

SIBL is the owner of a majority of our issued and outstanding common stock and all of our issued and outstanding preferred stock.

In addition, effective August 17, 2007, we entered into a Convertible Debenture Purchase Agreement (the “Debenture Agreement”) with SIBL, whereby SIBL has agreed to acquire up to $5,000,000 of our convertible debenture (the “Debenture”), together with five-year warrants to purchase 625,000 shares of our common stock at an exercise price of $1.00 per share (the “Debenture Warrants”). The Debenture is convertible at any time at the option of SIBL into 1,250,000 shares of Preferred Stock, subject to adjustments. The proceeds from the sale of the Debenture pursuant to the Debenture Agreement are to be used by us for acquisitions and working capital, subject to SIBL’s approval of each transaction in its sole discretion.

Copies of the Preferred Stock Agreement and the Debenture Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Preferred Stock Agreement and the Debenture Agreement is qualified in its entirety by reference to the full text of the agreements.

In connection with the transactions contemplated by the Preferred Stock Agreement and the Debenture Agreement, we are obligated to register the shares of common stock issuable upon conversion of the Preferred Stock or exercise of the Warrants and the Debenture Warrants pursuant to a registration rights agreement within 90 days from the date of the registration rights agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2007, we filed a Certificate of Designation to our Articles of Incorporation designating the rights and preferences of the Series D Preferred Stock. The Certificate of Designation was adopted by our Board of Directors pursuant to Nevada law and did not require shareholder action.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

10.1	Preferred Stock Purchase Agreement, dated as of August 17, 2007, by and between Health Systems Solutions, Inc. and Stanford International Bank Limited.

10.2	Convertible Debenture Purchase Agreement, dated as of August 17, 2007, by and between Health Systems Solutions, Inc. and Stanford International Bank Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Systems Solutions, Inc.

By:	/s/ B. M. Milvain
B.M. Milvain, President

August 21, 2007

Exhibit Index
Exhibit No.	Exhibit Description

10.1	Preferred Stock Purchase Agreement, dated as of August 17, 2007, by and between Health Systems Solutions, Inc. and Stanford International Bank Limited.

10.2	Convertible Debenture Purchase Agreement, dated as of August 17, 2007, by and between Health Systems Solutions, Inc. and Stanford International Bank Limited.